FOR IMMEDIATE RELEASE

ZST Digital Networks, Inc. Announces Pricing of Public Offering of Common Stock

ZHENGZHOU, China, October 20, 2009 /PRNewswire-Asia-FirstCall/ — ZST Digital Networks, Inc., a Delaware corporation (“ZST” or the “Company”) (Nasdaq: ZSTN) and a provider of digital and optical network equipment systems to cable system operators in China, today is announcing the pricing of its public offering of 3,125,000 shares of common stock. ZST has granted the representative of the underwriters a 45-day option to purchase up to an additional 468,750 shares of common stock. The shares are being offered to the public at $8.00 per share. The offering is expected to settle and close on October 23, 2009, subject to customary closing conditions. Net proceeds from the offering are expected to be used for general corporate purposes and to fund GPS tracking unit inventories and related accounts receivable.

Rodman & Renshaw, LLC (“Rodman”), a subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM) is acting as lead manager and WestPark Capital, Inc. (“WestPark”) is acting as co-manager for the offering. The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from Rodman or WestPark. Rodman is located at 1251 Avenue of the Americas, New York, NY 10020, and can be reached by calling 212-430-1710.  WestPark is located at 1900 Avenue of the Stars, Suite 310,  Los Angeles, CA 90067, and can be reached by calling 310-843-9300. An electronic copy of such prospectus is also available on the web site of the Securities and Exchange Commission (the "SEC") at http://www.sec.gov ..

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ZST Digital Networks, Inc.

ZST Digital Networks, Inc. (Nasdaq: ZSTN) is a China-based company, principally engaged in supplying digital and optical network equipment and providing installation services to cable system operators in China.  The Company has developed a line of IPTV devices that are used to provide bundled cable television, Internet and telephone services to residential and commercial customers.  The Company has assisted in the installation and construction of over 400 local cable networks in more than 90 municipal districts, counties, townships, and enterprises. For more information about ZST Digital Networks, Inc., please visit http://www.shenyangkeji.com.

Forward-looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including our ability to maintain and increase revenues and sales of our products, our ability to develop and market new products, our strategic investments and acquisitions, compliances and changes in the laws of the People’s Republic of China (the “PRC”) that affect our operations, and vulnerability of our business to general economic downturn, especially in the PRC, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

    For more information, please contact:

    Investor Relations:

    Taylor Rafferty, US
     Mahmoud Siddig, Investor Relations
     Tel:   +1-212-897-5495
     Email: zstdigital@taylor-rafferty.com
     Web:   http://www.taylor-rafferty.com

    Taylor Rafferty, Hong Kong
     Ruby Yim, Investor Relations
     Tel:   +852-3196-3712
     Email: zstdigital@taylor-rafferty.com
     Web:   http://www.taylor-rafferty.com